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                                                                    EXHIBIT 23.1

                          CONSENT OF ERNST & YOUNG LLP



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Oxford Industries, Inc. Long-Term Stock Incentive Plan of our report dated July 23, 2004, with respect to the consolidated financial statements of Oxford Industries, Inc. and Subsidiaries included in its Annual Report (Form 10-K) for the year ended May 28, 2004, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Atlanta, Georgia
December 17, 2004